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Exhibit 99. (j)(2)








September 10, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read the "Auditors" section of the Statement of Additional Information which is part of Post-Effective Amendment No. 6 to Registration Statement No. 333-87521 of the RREEF Securities Trust on Form N-1A dated September 3, 2002, and we agree with the statements made therein.

Yours truly,


/s/ Deloitte & Touche LLP

cc:      Ms. Karen Knudson, President and Chief Executive Officer
         Scudder RREEF Real Estate Securities Fund